Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS





THE BOARD OF DIRECTORS
GP STRATEGIES CORPORATION


Under date of March 31, 1998, we previously consented to incorporation by reference in the Registration Statements (No. 333-20815) and (No. 33-54407) on Form S-3 and the Registration Statement (No. 33-26261) on Form S-8 of GP Strategies Corporation and subsidiaries of our report dated March 17, 1998 relating to the consolidated balance sheets of GP Strategies Corporation as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in Form 10-K of GP Strategies Corporation. We consent to incorporation by reference in the above listed Registration Statements of our report dated March 17, 1998 with respect to the related financial statement schedule which report appears in the Form 10-K/A of GP Strategies Corporation.



                                          KPMG Peat Marwick LLP





New York, New York
April 30, 1998